UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 26, 2021

Global Industrial Company
(Exact Name of Registrant as Specified in its Charter)

Delaware	1-13792	11-3262067
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11 Harbor Park Drive, Port Washington, New York		11050
(Address of Principal Executive Offices)		(Zip Code)
Registrant’s telephone number, including area code: (516) 608-7000

N.A.
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions ( see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240-14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CRF 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock ($.01 par value)	GIC	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company          ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.          ☐

Item 5.02 (b) and (e)	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 26, 2021, Global Industrial Company (the "Company") and Ritesh Chaturbedi, the Company’s SVP and Chief Operations Officer, entered into a separation agreement effective as of August 31, 2021 and a six-month consulting agreement effective as of September 1, 2021, under which he will receive a total of $259,500 for the consulting services, as well as reimbursement of premiums for six months under COBRA (the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended). Pursuant to the consulting agreement, Mr. Chaturbedi will be providing transition and advisory services to ensure execution of the Company's operations strategy. On September 1, 2021, Christopher Longhito will be promoted from Vice President, Purchasing and Customer Experience to Senior Vice President, Operations and will be leading the execution of the Company’s operations strategy.

Item 9.01.	Financial Statements and Exhibits.

Exhibit Number	Description
104	Cover Page Interactive Data File (formatted as Inline XBRL).

Exhibit Index

104	Cover Page Interactive Data File (formatted as Inline XBRL).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GLOBAL INDUSTRIAL COMPANY

Date: August 31, 2021

	By:	/s/ Eric Lerner
Name: Eric Lerner
Title: Senior Vice President